Exhibit 4.1

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS, INCLUDING PAYMENT AND THE EXERCISE OF REMEDIES, EVIDENCED HEREBY, AND THE SECURITY INTEREST AND LIENS OR ENCUMBRANCES GRANTED BY THIS NOTE, ARE, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR IN SECTION 7(b) OF THIS NOTE, SUBORDINATE TO ANY OTHER INDEBTEDNESS OWED BY THE COMPANY TO ANY OTHER PERSON OR ENTITY (ANY SUCH INDEBTEDNESS, “SENIOR DEBT”) AND TO ANY SECURITY INTEREST IN ANY ASSETS OF THE COMPANY GRANTED BY THE COMPANY TO ANY OTHER PERSON OR ENTITY TO SECURE SUCH SENIOR DEBT, WHETHER OR NOT SUCH SUBORDINATION IS SEPARATELY EVIDENCED BY A SUBORDINATION AGREEMENT BETWEEN HOLDER AND SUCH OTHER PERSON OR ENTITY. PAYMENT WITH RESPECT TO THIS NOTE IS SUBORDINATE IN RIGHT OF PAYMENT TO ANY SENIOR DEBT AND THE OBLIGATIONS EVIDENCED HEREUNDER ARE SUBORDINATE TO THE INDEBTEDNESS OWED UNDER ANY SENIOR DEBT, AS SUCH SENIOR DEBT MAY BE AMENDED, SUPPLEMENTED, EXTENDED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME AND TO INDEBTEDNESS REFINANCING OR INCREASING THE INDEBTEDNESS UNDER SUCH SENIOR DEBT. THE HOLDER OF THIS NOTE, BY ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF ANY SENIOR DEBT AND ANY SUBORDINATION AGREEMENT ENTERED INTO IN CONNECTION THEREWITH.

SKYX PLATFORMS CORP.

SUBORDINATED SECURED CONVERTIBLE PROMISSORY NOTE

Dated as of: October __, 2025 (the “Issuance Date”)

FOR VALUE RECEIVED, SKYX PLATFORMS CORP. (the “Company”), a Florida corporation, hereby promises to pay to the order of [], or its registered assigns (“Holder”), of this Subordinated Secured Convertible Promissory Note (the “Note”), in lawful money of the United States, the principal amount of up to USD $8,900,000.00 (the “Principal Amount”), plus interest thereon in the manner and at the rate provided herein. Capitalized terms used, but not otherwise defined, in this Note have the meanings ascribed to them in the Securities Purchase Agreement, dated as of October 17, 2025 (the “Purchase Agreement”) between the Company and the Holder, as amended, modified or supplemented from time to time in accordance with its terms.

1. Prior Notes. This Note is given in replacement of and in substitution for the Subordinated Secured Convertible Promissory Note between the Holder and the Company dated February 6, 2023 having a principal amount of USD $6,000,000, the Subordinated Secured Convertible Promissory Note between the Holder and the Company dated March 29, 2023 having a principal amount of USD $900,000 (collectively, the “Prior Notes”). Effective upon the issuance of this Note, all obligations under the Prior Notes shall be released and discharged, and the Prior Notes shall be deemed repaid and cancelled.

2. Principal. Unless sooner converted or redeemed in accordance with Section 4, the outstanding Principal Amount of this Note is due and payable on the five (5) year anniversary of the Issuance Date (the “Maturity Date”). The Principal Amount of this Note includes: (a) The principal amounts of the Prior Notes outstanding as of the date hereof, which is USD $6,900,000; (b) USD $1,000,000 from Holder upon receipt, payable upon the execution of this Note; and (c) USD $1,000,000 from Holder upon receipt, payable on or before November 11, 2025. Upon payment in full of all principal and interest payable hereunder, or conversion of this Note and payment of all interest accrued hereunder, pursuant to the terms hereof, this Note shall be surrendered to the Company for cancellation.

3. Interest. Except as otherwise provided herein, this Note shall bear interest (the “Interest”) on the outstanding balance of principal and interest from the date hereof until this Note is converted or paid in full, at the annual rate of ten percent (10.0%) (computed on the basis of a 360-day year). The interest shall be payable as follows: (a) seven percent (7%) of the interest shall be payable quarterly in arrears in cash (unless Holder makes a prior election to receive as Convertible Interest, as defined below); and (b) three percent (3%) of the interest shall, at the Holder’s election, be payable quarterly in arrears in cash or be payable in shares of the Company’s common stock (“Convertible Interest”), no par value per share (the “Common Stock”), at the Conversion Price on the date the principal balance of this Note is paid in full or fully converted in accordance with Section 4. All accrued and unpaid cash interest on the Prior Notes as of the date hereof shall carry-over as Interest on this Note, and be payable in accordance with the terms hereof.

4. Conversion or Redemption.

(a) The conversion price for this Note shall equal USD $1.20 (the “Conversion Price”).

(b) On or after April 1, 2027, the Holder shall have the right to accelerate and redeem, in one or more instances, an aggregate amount of up to $6,900,000 of the Principal Amount (each occurrence, a “Redemption”, and each amount redeemed, the “Redeemed Amount”), by properly delivering a notice of Redemption to the Company in accordance with Section 14. Upon the Company’s receipt of each such notice, the Company shall make payment to Holder of the Redemption Amount within thirty (30) days. Effective upon payment of each Redemption, the Principal Balance of this Note shall be reduced by the Redeemed Amount automatically without any further action by the parties.

(c) Subject to the Conversion and Exercise Share Cap (as such term is defined in the Purchase Agreement), (i) the then-outstanding Principal Amount of this Note shall be convertible into shares of Common Stock, in the sole discretion of the Holder prior to or on the Maturity Date, and shall convert into that number of shares of Common Stock as shall equal the Principal Amount of the Note being converted divided by the Conversion Price; and (ii) the outstanding Convertible Interest shall be convertible into shares of Common Stock in accordance with Section 3. Any partial conversion of this Note shall cause the Principal Amount of this Note to be reduced by the amount of principal converted by the Holder. If the number of shares of Common Stock deliverable upon conversion of the Principal Amount and/or the Convertible Interest would result in the issuance of shares of Common Stock in excess of the Conversion and Exercise Share Cap, the Company will not have any further obligation to deliver any shares of Common Stock or pay any cash in excess of the Conversion and Exercise Share Cap for such conversion. The Holder shall effect conversions of the Principal Amount by delivering to the Company the form of Notice of Conversion attached hereto. The Holder shall be presumed to elect to receive the Convertible Interest in shares of Common Stock. The Holder may deliver notice to elect to receive the Convertible Interest in cash or shares of Common Stock at any time, with such notice becoming effective for the quarter it is delivered to and acknowledged by the Company (or such later period if set forth in the notice), such election continuing until the Holder delivers a notice to change its election.

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(d) Upon conversion of the Note, the outstanding principal and Convertible Interest, if any, shall be converted without any further action by the Holder and whether or not the Note is surrendered to the Company or its transfer agent. The Company shall not be obligated to issue certificates evidencing the shares of the securities issuable upon such conversion unless such Note is either delivered to the Company or its transfer agent, or the Holder notifies the Company or its transfer agent that such Note has been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such Note. The Company shall, as soon as practicable, but in any event within ten (10) days after such delivery, or such agreement and indemnification, issue and deliver at such office to such Holder of such Note, a certificate or certificates (or electronic book-entry statements) for the securities to which the Holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of closing of the transaction causing conversion. The person or persons entitled to receive securities issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such securities on such date.

(e) If at any time the number of shares of equity securities issuable upon conversion of this Note shall not be sufficient to effect the conversion of this Note, the Company will use all commercially reasonable efforts to effect such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of equity securities issuable upon conversion of this Note as shall be sufficient for such purpose.

(f) Holder’s Conversion Limitations. The Company shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable notice of conversion, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, unconverted principal amount of this Note and any outstanding Convertible Interest beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes or Warrants) beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 4(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(f) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which principal amount of this Note and outstanding Convertible Interest is convertible shall be in the sole discretion of the Holder, and the submission of a notice of conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates or Attribution Parties) and which principal amount of this Note and outstanding Convertible Interest is convertible, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(f), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company, or (C) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request (which may be via email) of a Holder, the Company shall within three trading days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(f), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(f) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(f) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

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5. Certain Adjustments.

(a) Consolidation; Merger; Reclassification.

(i) In case of any consolidation with or merger of the Company with or into another entity (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease, or conveyance to another entity of substantially all of the property and assets of any nature of the Company, such successor, leasing, or purchasing entity, as the case may be, shall (1) execute with Holder an agreement providing that Holder shall have the right thereafter to receive upon conversion of this Note solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such consolidation, merger, sale, lease, or conveyance by a Holder of the number of shares of Common Stock into which this Note might have been converted immediately prior to such consolidation, merger, sale, lease, or conveyance and/or (2) make effective provision in its certificate of incorporation or otherwise, if necessary, to effect such agreement.

(ii) In case of any reclassification or change of the shares of Common Stock issuable upon conversion of this Note in accordance with this Section 5 hereof (other than a change in par value or from no par value to a specified par value), or in case of any consolidation or merger of another entity into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock issuable upon the conversion of this Note in accordance with this Section 5 hereof (other than a change in par value, or from no par value to a specified par value), Holder shall have the right thereafter to receive upon conversion of this Note solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger of the number of shares of Common Stock into which this Note might have been converted immediately prior to such reclassification, change, consolidation, or merger.

(iii) The above provisions of this Section 5(a) shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

(b) Subsequent Rights Offerings. Except with respect to any Exempt Issuance, if, during the twelve (12) months following the Issuance Date, the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation.

(c) Exempt Issuances. For purposes of this Note, an “Exempt Issuance” means the issuance of (a) any securities issued in connection with the Acquisition; (b) shares of Common Stock or Common Stock Equivalents issued to employees, officers, directors, consultants or service providers of the Company pursuant to any stock or option plan duly adopted for such purpose or other agreement duly authorized by the Company’s board of directors; (c) shares of Common Stock or Common Stock Equivalents issued in connection with the conversion or exercise of Common Stock Equivalents outstanding as of the Issuance Date; (d) shares of Common Stock or Common Stock Equivalents issued in connection with the acquisition of another company by the Company, provided that the Company is the surviving entity; or (e) any securities issued pursuant to commercial arrangements, acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company.

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6. Acceleration. This Note shall, at the option of the Holder, become immediately due and payable, and until paid in full, shall bear interest on the outstanding balance of principal at the annual rate of fifteen percent (15%) (computed on the basis of a 360-day year), upon written notice from the Holder to the Company upon the occurrence and during the continuance of any of the following events (each an “Event of Default”), except that in the case of an Event of Default described in Section 6(d) or Section 6(e) such acceleration shall be automatic and not require any notice:

(a) failure to make any payment of principal or interest when due which failure has continued for a period of ten (10) business days after written notice thereof shall have been received by the Company from the Holder hereof;

(b) default in the payment or performance of any material obligation or covenant of the Company contained in this Note, and such default shall continue for a period of thirty (30) business days after written notice of such default shall have been received by the Company from the Holder hereof;

(c) if the Company shall make a general assignment for the benefit of creditors or shall admit in writing its inability to pay its debts as they become due;

(d) if the Company shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under the present or any future federal bankruptcy code or other applicable federal, state or similar statute, law or regulation, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company or of all or any substantial part of its properties; or

(e) if within sixty (60) days after the commencement of any proceedings against the Company seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy code or other applicable federal, state or similar statute, law or regulation, such proceeding shall not have been dismissed or if, within sixty (60) days after the appointment, without the consent or acquiescence of the Company, of any trustee, receiver or liquidator of the Company or of all or any substantial part of its properties, such appointment shall not have been vacated.

7. Security Agreement.

(a) Grant of Security Interest. To secure the prompt repayment of each and all of the obligations of the Company hereunder to the Holder and its assigns, the Company hereby pledges, grants, assigns and transfers to the Holder and its assigns a continuing lien on and security interest in and to all of the following property of the Company (collectively the “Collateral”):

(i) All accounts, accounts receivable, contract rights, general intangibles related to or arising from any account, debit balances, note, documents, chattel paper, instruments, acceptances, drafts or other forms of obligations and receivables of the Company arising from the sale or lease of inventory or rendition of services by the Company, or on behalf of the Company, in the ordinary course of its business or otherwise (all of the foregoing being herein collectively called “Accounts”), and all proceeds therefrom including without limitation, proceeds of insurance thereon and all guaranties, securities, and liens which the Company may hold for the payment of any Accounts, including without limitation, all rights of stoppage in transit, replevin and reclamation and all other rights and remedies of unpaid vendor or lienor, and any liens held by the Company as a mechanic, contractor, subcontractor, processor, materialman, machinist, manufacturer, artisan, or otherwise.

(ii) All documents, instruments, documents of title, policies and certificates of insurance, guaranties, securities, chattel paper, deposits, proceeds of insurance, cash, liens or other property relating to Accounts and owned by the Company or in which the Company has an interest, which are now or may hereafter be in the possession of the Company or as to which the Company may now or hereafter control possession by documents of title or otherwise.

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(iii) All of the Company’s tangible property of whatever nature or description, whether real or personal, now or hereafter used, owned, held or leases, including without limitation all furniture, fixtures, equipment, inventory and supplies.

(iv) All of the Company’s intangible property of whatever nature or description, including without limitation, all intellectual property, trade names, trademarks, service marks, computer programs (including source code and object code), patents and copyrights now owned or hereafter acquired).

(v) All renewals, substitutions, replacements, additions, accessions, proceeds, and products of any and all the foregoing.

The Company’s grant of such security interests to the Holder shall secure the payment and performance of the indebtedness, obligations and liabilities of the Company to the Holder pursuant to this Note, and all reasonable and documented out-of-pocket legal and other professional fees incurred in connection with the enforcement of this Note by Holder.

(b) Holder agrees that the security interest granted to the Holder hereunder shall be subordinated to (i) all other interests held by any other person or entity in the Collateral as of the earliest Issuance Date under the Prior Notes, and (ii) all indebtedness of up to thirty-five million US dollars (USD $35,000,000) from banks, commercial creditors or institutional lenders incurred or assumed by the Company after the Issuance Date; provided, however, that that Holder’s security interest shall rank senior to such other indebtedness not within subsection (ii) above and that is incurred after the Issuance Date. In the event the Company incurs indebtedness in excess of thirty-five million US dollars (USD $35,000,000) pursuant to subsection (ii) above, the Company shall exercise its Prepayment Right pursuant to Section 10.

(c) The Company hereby agrees that the Holder shall have all the rights and remedies of a secured party under the Uniform Commercial Code as in effect from time to time in the State of Florida. The Company agrees that at any time, and from time to time, at the request of the Holder, the Company shall execute and deliver (or cause to be executed and delivered) any and all such further instruments and/or documents (including without limitation, UCC-1 financing statements) as the Holder may consider reasonably necessary or desirable in order to effectuate, complete, perfect or preserve and maintain the lien created hereby. Upon any failure by the Company to do so, the Holder may make, execute, record, file, re-record or refile any and all such instruments and documents for and in the name of the Company; the Company hereby irrevocably appoints the Holder as the agent and attorney-in-fact of the Company to do so; and the Company shall reimburse the Holder, on demand, for all costs and expenses incurred by the Holder in connection therewith, such amount being added to the indebtedness arising under the Note. Notwithstanding anything herein to the contrary, Holder agrees that its sole method of perfection of the security interest granted hereunder on any of the assets subject to such security interest shall be by way of the filing of an applicable UCC-1 Financing Statement in the records of the Florida Secretary of State / Secured Transaction Registry, and by no other method. Any UCC Financing Statement filed by Holder shall clearly state the subordinated nature of the security interest granted to Holder hereby.

(d) The security interest created hereunder shall terminate upon the payment in full by the Company to the Holder of any and all indebtedness, obligations and liabilities arising from, or in any way related to, the Note.

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(e) Events of Default; Acceleration of Maturity. If an Event of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any governmental authority), then, in addition to the remedies provided for elsewhere in this Note and without limitation thereof, at the option of the Holder exercised by written notice to the Company and subject to the rights of any holder of other indebtedness of the Company, the Holder may (A) foreclose the liens and security interests created under this Note or under any other agreement relating to the Collateral, by any available judicial process, (B) enter any premises where any of the Collateral may be located for the purpose of taking possession or removing the same, and (C) sell, assign, lease or otherwise dispose of the Collateral or any part thereof, either at public or private sale or at any broker’s board, in lots or in bulk, for cash, on credit or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to the Holder, all at the sole option of the Holder and as the Holder, in its sole discretion, may deem advisable and to the extent permitted by law, the Holder may bid or become a purchaser at any such sale, and the Holder shall have the right, at its option, to apply or be credited with the amount of all or any part of the obligations owing by the Company to the Holder under this Note, against the purchase price bid by the Holder at any such sale. The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral (including, without limitation a sale where the Holder is the purchaser) shall be applied first to the expenses (including reasonable attorneys’ and other professional fees) of retaking, holding, storing, processing and preparing the Collateral for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all such obligations, application as to particular obligations or against principal or any interest to be in the sole discretion of the Holder. The Holder shall give the Company at least five (5) Business Days prior written notice of the time and place of any public sale of Collateral.

(f) Suits for Enforcement. In case any one or more of the Events of Default shall have occurred and be continuing, the Holder may proceed to protect and enforce rights of the Holder either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement in this Note or in aid of the exercise of any power granted in this Note, including without limitation, possession or foreclosure on the Collateral securing the Note, or the Holder may proceed to enforce the payment of the Note or to enforce any other legal or equitable right of the Holder.

(g) Remedies Cumulative. No remedy herein conferred upon the Holder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

(h) Remedies Not Waived. No course of dealing between the Company and the Holder and no delay in exercising any rights hereunder shall operate as a waiver of any rights of the Holder.

(i) Notice of Action of Claimed Defaults. If a holder of other obligations of the Company shall give any notice of a claimed default or event of default (as those terms may be defined in the relevant documentation) or shall take any other action with respect to a claimed default or event of default, immediately upon obtaining knowledge thereof, the Company shall give the Holder written notice specifying such action and the nature and status of the claimed default or event of default.

8. Liabilities as Stockholder. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be deemed a stockholder of the Company for any purpose solely based on this Note.

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9. Transfer, Division and Combination.

(a) Prior to the Termination Date and subject to compliance with applicable laws, including transfer restrictions imposed by applicable securities laws, and Section 3(h) of the Purchase Agreement, this Note and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Note together with the Assignment Form attached hereto properly endorsed. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

(b) Subject to compliance with any applicable securities laws and the conditions set forth in Section 9(a), this Note and all rights hereunder are transferable, in whole or in part, upon surrender of this Note at the principal office of the Company, together with a written assignment of this Note substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Note or Notes in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and, if applicable, shall issue to the assignor a new Note evidencing the portion of this Note not so assigned, and this Note shall promptly be cancelled. The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Note or Notes. The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Notes.

(c) The Company may require, as a condition of allowing such transfer, (i) that the Holder or transferee of this Note, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made, if applicable, without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act or a qualified institutional buyer as defined in Rule 144A(a) under the Securities Act.

10. Prepayment. In its sole discretion and upon giving prior written notice, the Company will have the right to prepay the entire then-outstanding principal amount of the Note at any time (the “Prepayment Right”). If the Company exercises its Prepayment Right, the Holder shall have ten (10) business days to convert this Note in accordance with Section 4. Upon the Company’s exercise of the Prepayment Right or upon the occurrence of any other prepayment under this Note, in addition to the then-outstanding principal amount of the Note that is payable if this Note is not converted by the Holder, it shall pay to the Holder an amount in cash equal to thirty-three and one-third percent (33 1/3%) of such Holder’s Principal Amount (such amount, the “Prepayment Premium”). The Prepayment Premium shall be payable to the Holder upon any prepayment by the Company regardless of whether the Holder elects to convert this Note or receive repayment.

11. Amendments and Waivers. Subject to this Section 11, no term of this Note may be amended without the written consent of the Company and the Holder. The observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), including any waiver that has the effect of extending the Maturity Date, only with the written consent of the Company and the Holder.

12. Governing Law. This Note is being delivered in and shall be construed in accordance with the laws of the State of Florida, without regard to the conflicts of laws provisions thereof.

13. Attorneys’ Fees. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorneys’ fees and costs incurred by Holder.

14. Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and emailed, mailed or delivered to each party. The addresses for notice shall be as set forth in the Purchase Agreement.

15. Subordination Agreements. Promptly upon request, Holder shall enter into a subordination agreement with any other creditor of the Company to which Holder’s security interest is subordinate, for purposes of subordinating in favor of such creditor the indebtedness evidenced by this Note and the security interest granted herein.

[Signature Page Follows]

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EXECUTED as of the date first set forth above.

COMPANY:

SKYX PLATFORMS CORP.

By:
Name:	Leonard J. Sokolow
Title:	Chief Executive Officer

[Signature Page to Subordinated Secured Convertible Note]

SKYX PLATFORMS CORP.

FORM OF CONVERSION NOTICE

FOR

SUBORDINATED SECURED CONVERTIBLE PROMISSORY NOTE

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $________________ of the principal amount of the Subordinated Secured Convertible Promissory Note into shares of Common Stock of SKYX Platforms Corp. according to the conditions hereof, as of the date written below.

By submitting this conversion notice, the Holder hereby represents that it is an “accredited investor,” as defined in Rule 501(a) of the Securities Act of 1933, as amended.

Date of Conversion:______________________

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Conversion Date:___________________________________

[HOLDER]

By:
Name:
Title:
Address:

SKYX PLATFORMS CORP.

FORM OF ASSIGNMENT

FOR

 SUBORDINATED SECURED CONVERTIBLE PROMISSORY NOTE

(To assign the foregoing Note, execute this form and supply required information.

Do not use this form to exercise the Note)

FOR VALUE RECEIVED, the foregoing principal amount of the Subordinated Secured Convertible Note and all rights evidenced thereby are hereby assigned to:

Assigned Principal Amount:        $ ___________________________

Name:	____________________________________________________________________

Address:	____________________________________________________________________

____________________________________________________________________

____________________________________________________________________

Tax ID:	____________________________________________________________________

Dated: _____________________

By:

Name:

Title:

(Signature must conform in all respects to the name of
the holder as specified on the face of the note)

Signature Guaranteed:           ____________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Note, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Note.